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                                                                    EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-03333, 33-82008,33-75860 and 33-72458) of
Polyphase Corporation of our report, which includes an explanatory paragraph about the Company's ability to continue as a going concern, dated
January 4, 1995, except for the last paragraph of such report as to which the date is June 10, 1997, appearing on page F-3 of this Form 10-K.

/s/ PRICE WATERHOUSE LLP
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PRICE WATERHOUSE LLP

Dallas, Texas
June 10, 1997